UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008 (June 19, 2008)

AMBAC FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One State Street Plaza, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 19, 2008, Moody’s Investors Service (“Moody’s”) lowered Ambac Assurance Corporation’s financial strength ratings to ‘Aa3’ from ‘AAA’ and placed the ratings on negative outlook . Moody’s also lowered the ratings on the holding company, Ambac Financial Group, Inc. (“Ambac”), to ‘A3’ from ‘Aa3’ and placed the ratings on negative outlook.

Ambac issued a press release commenting on these rating actions taken by Moody’s. A copy of the press release, filed as Exhibit 99.01 to this Current Report on Form 8-K, is incorporated by reference herein.

Certain statements in this document and the exhibit are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Item
99.01	Press release, dated June 19, 2008, issued by Ambac Financial Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBAC FINANCIAL GROUP, INC. (Registrant)

By:	/s/ Kevin J. Doyle
Kevin J. Doyle
Senior Managing Director and General Counsel

Dated: June 20, 2008

INDEX TO EXHIBITS

Exhibit Number	Item
99.01	Press release, dated June 19, 2008, issued by Ambac Financial Group, Inc.